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                              EXHIBIT 10.24

                       WARRANTY SERVICE AGREEMENT

     THIS AGREEMENT, made and entered into this date between CURTIS MATHES CORPORATION ("CM"), a Delaware corporation, located at 10911 Petal Street, Dallas, Texas 75238, WARRANTY REPAIR CORPORATION ("WRC"), a Texas corporation, located at 10911 Petal Street, Dallas, Texas 75238, and INMAN'S CORPORATION d/b/a INMAN'S ELECTRONICS & SATELLITE COMPANY ("IEC"), a Texas corporation, located at 10620 E. Northwest Hwy., Dallas, Texas 75238.

                           W I T N E S S E T H

     WHEREAS, CM is a marketer of consumer electronics products;

     WHEREAS, WRC currently provides warranty repair services for CM products;

     WHEREAS, IEC is in the business of servicing consumer electronics products and related equipment and has expertise in the administration of service warranties;

     WHEREAS, CM desires to use IEC's expertise and services to service CM's warranty obligations, and IEC desires to provide such services, as hereinafter described; and

     WHEREAS, the parties hereto wish to enter into this mutual agreement;

     NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKN0WLEDGED, CM, WRC, AND IEC AGREE AS FOLLOWS:

I. APPOINTMENT. IEC is hereby appointed as a CM Authorized Service Center and as CM's Warranty Service Administrator. IEC agrees to
p r o v ide warranty service and repair support for the products manufactured, distributed and warranted by CM. IEC agrees to comply with all of the terms of this Agreement, all federal, state and local laws, rules and regulations, and with all CM policies and procedures as may be established or modified from time to time concerning CM's Warranty, Parts, Service and Product. IEC has been furnished with the most recent revision of said policies and procedures, receipt of which is hereby acknowledged by IEC.

II. QUALITY OF SERVICE. IEC shall at all times provide high quality services to its customers in keeping with industry standards and the high quality image of CM.

III. TERM AND RENEWAL. This Agreement shall become effective as of the day and year written below and shall continue in effect until any party hereto, for good cause, gives a minimum of ninety (90) days written notice to the other parties that it desires to terminate the Agreement, after good faith attempts by the parties to resolve any differences.
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IV.  TRADEMARK AND SERVICE MARKS.

     A. Ownership. CM is the exclusive owner of the various trademarks and service marks including the words "Curtis Mathes" and the several other words and design marks ("Proprietary Marks") which CM uses in connection with its products.

     B. Use by IEC. IEC is granted the right of displaying such Proprietary Marks in connection with the servicing of CM products only in strict compliance with this Agreement or as may be otherwise agreed to in writing by CM, and shall immediately discontinue the display or use of any such mark or change the manner in which any such mark is displayed or used when requested to do so by CM.

          1. The use of such Marks shall be restricted to display of authorized window decals, counter signs, stationery and literature reflecting IEC's status as a CM Authorized Service Center and as CM's Warranty Service Administrator, and such other materials as may from time to time be provided specifically by CM to IEC. IEC is further specifically authorized to answer its phone lines dedicated to CM customers with "Curtis Mathes Parts and Service," or any variation thereof. Any other use of such Marks is not allowed in any form of signage, advertising, promotion or business identity materials.

          2. Such Marks may not be displayed in such a manner which would tend to indicate to the public that IEC is any more than a CM Authorized Service Center and CM's Warranty Service Administrator.

V.   IEC'S OBLIGATIONS.

     A.   Facilities.    IEC  shall  maintain its physical premises in a
     neat and clean condition.

     B.   Personnel.     IEC's   employees   should  strive  to  provide
     accurate,   courteous,  and  complete  information  to  a  customer
     concerning the specific service needs of the customer's product.

     C. Evaluation. IEC may be evaluated periodically concerning quality of appearance of facilities, personnel, and service provided to customers, and IEC agrees to reasonably correct any deficiencies noted within thirty (30) days after written notification by CM.

     D. Formal Complaints. IEC agrees to immediately notify CM of any verbal inquiries, transmit copies to CM of any and all written correspondence, and refer to CM any and all such inquiries or correspondence received from any state Attorney General's office, Better Business Bureau, the media (including national media) or any other similar agency pertaining to a consumer complaint or other inquiry about any CM product, policy, or service.

     E.   Product Training.   IEC  agrees  to  attend  such  CM  product
     training   programs  as  may  be  necessary  for  IEC  to  maintain
     proficiency on all CM product servicing information.
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     F.   Policies. IEC  agrees  to  implement a program of Policies and
     Procedures that will comply with OSHA, Minimum Wage Compliance, Equal Employment Opportunity, ADA, Worker's Compensation, and
     programs  of  a  similar  nature.    IEC  will cooperate, as may be
     necessary, in providing notification of relevant changes in CM's Warranty Repair Policies and Procedures to CM's dealer/customer base.

     G. Reports. IEC agrees to provide to CM such reports as CM may from time to time reasonably request, including technical reports and any other pertinent information regarding CM products.

     H. Insurance. IEC shall provide insurance coverage for theft, loss, or damage to customer's products that are accepted for service and all CM consigned material while in possession of IEC. IEC shall provide a certificate of insurance to CM upon request.

     I. Technicians. IEC shall maintain adequate trained service personnel to provide prompt, competent and courteous service to customers. IEC will provide a "Telephone Tech," who will process calls from dealers/customers for an appropriate fee.

     J. Equipment. IEC shall maintain adequate tools, test equipment and materials for servicing CM products in an efficient and competent manner. Until WRC's repair parts inventory is transferred to IEC, as provided under Phase Two of the Letter of Intent executed by the parties on April 29, 1996, WRC will transfer to IEC for use on a consignment basis service information on various media, as well as service equipment, test equipment, and test jigs, as specified on Exhibit "A" attached hereto.

     K. Customer Satisfaction. IEC shall strive to safeguard the goodwill of all owners of CM consumer products and take whatever steps are reasonably necessary to assure customer satisfaction with CM products and service.

     L.   Warranty Repair Service.

          1. IEC will promptly perform all PC board and unit repair; IEC will receive items for repair directly from CM's dealer/customer base; WRC or CM may also deliver items to IEC for repair; IEC will return repaired items directly to the dealer/customer from whom it was received; IEC will handle all correspondence with dealer/customer concerning information necessary to receive, repair, or ship an item.

          2. IEC will be provided access to CM's warranty database and IEC will verify warranty compliance on all items received by IEC for repair; an AS400 terminal will be installed at IEC and linked to WRC for tracking warranty repairs on CM products.

          3. Until WRC's repair parts inventory is transferred to IEC, as provided under Phase Two of the Letter of Intent executed by the parties on April 29, 1996, IEC will first call WRC for parts needed to repair an item; if a part is unavailable from WRC, IEC will then obtain the part elsewhere to repair the item; WRC will supply available parts for CM warranty repairs at no cost to IEC.
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          4.   IEC  will  invoice CM daily for warranty repairs at IEC's
          parts cost, plus 20%, and IEC's labor rate as agreed to in writing by CM; (the total net charge for a repair will not exceed part replacement cost, less dud allowance); parts furnished to IEC by WRC for CM warranty repairs will not be included in IEC's invoice to CM.

          5. Before transfer of the following services to IEC, WRC is responsible for Non-Repair Parts Order Entry, Scheduling, Purchasing, Shipping, and Billing. After transfer of these services to IEC, IEC will begin to include in its invoices to CM, warranty parts used by other dealers/customers consisting of picture tubes and complete chassis modules, at IEC's cost plus (i) 10% on such items with a cost of $300 or less; (ii) 7% on such items with a cost greater than $300 up to and including $600; and (iii) 5% on such items with a cost greater than $600.

     M.   Non-Warranty Repair Service.

          1. IEC shall promptly upon receipt of an item for repair commence service upon the item and will keep the dealer/customer reasonably informed of its progress during the time the item is held for servicing.

          2. Charges for non-warranty repair services that are performed by IEC for the dealer/customer shall be comparable to those reasonably and customarily charged in the industry for retail repair services and IEC will invoice the dealer/customer directly for all such non-warranty repairs.

          3. WRC will invoice IEC for parts furnished to IEC for non-warranty repairs.

          4. IEC shall guarantee its work for a minimum of thirty (30) days following completion of the service and agrees not to charge CM or customer for service or repairs within that period that are substantially the same as those originally performed in repair of the product.

     N. Customer Service. WRC will continue to handle Customer Care inquiries and complaints until these services are transferred to IEC, as provided under Phase Two of the Letter of Intent executed by the parties on April 29, 1996.

VI.  CM's OBLIGATIONS.

     CM shall pay IEC's invoices at the agreed rate and, during the first six months of this Agreement, CM will remit to IEC bi-monthly on the first and fifteenth day of each month. In the event CM should fail to make any payment when due, and such failure continues for ten days past any payment due date, IEC may, at its option, terminate this agreement after giving CM thirty days' written notice of its intention to do so.
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VII. RISK OF LOSS OR DAMAGE.  The  party  sending  items  for repair, or returning repaired items agrees to be responsible for loss or damage to such items, and shall be responsible for filing all claims for such loss or damage. The receiving party agrees to provide reasonable assistance to sending party in filing such claims with the carrier.

VIII.     TERMINATION.

     A. IEC, WRC or CM may terminate this Agreement at any time, for good cause, and after good faith attempts by the parties to resolve any differences, by written notice of termination delivered to the other. Such notice shall be delivered not less than ninety (90) days prior to the effective date of termination.

     B. IEC shall be deemed to be in default under this Agreement, and all rights granted hereunder automatically terminate without notice to IEC, if a petition in bankruptcy is filed by IEC or such a petition is filed against IEC, or if IEC is adjudicated a bankrupt or insolvent, or if a bill in equity or other proceeding for the appointment of a receiver of IEC or other custodian for IEC's business or assets is filed and consented to by IEC, or if a receiver or other custodian (temporary or permanent) of IEC's assets or property, or any part thereof, is appointed by any court of competent jurisdiction.

     C. IEC shall be deemed to be in default, and CM may, at its option, terminate this Agreement and all rights granted hereunder, without affording IEC any opportunity to cure the default, effective immediately upon receipt of notice by IEC, upon the occurrence of any of the following events:

          1. If any of IEC's principal officers is convicted of a felony, a crime involving moral turpitude, consumer fraud, or any other crime or offense that is reasonably likely, in the s o le opinion of CM, to adversely affect the goodwill associated with CM; or

          2. If IEC is in repeated violation of any CM warranty policy or procedure and in CM's sole judgment, such violation amounts to gross disregard of such policy or procedure.

     D. If IEC should otherwise be out of compliance with the terms of this Agreement, then IEC will be given thirty (30) days written notice to cure the default and to comply with the terms of the Agreement. If such default or defaults are not reasonably cured within such thirty day period, then this Agreement shall terminate effective upon the thirty-first day after receipt by IEC of such notice to cure.

     E. In the event CM or WRC terminates this Agreement, any obligation of IEC existing at that time under the Promissory Note contemplated under Phase Two of the Letter of Intent executed by the parties on April 29, 1996, shall be extinguished and IEC shall cause to be transferred to CM or WRC all of the collateral securing said Note, except for a sufficient amount of the collateral to cover amounts which may be owed by CM or WRC to IEC. In the event IEC terminates this Agreement for any reason except nonpayment by
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     CM,  according  to  Paragraph  VI above, such Note obligation shall continue in full force and effect, payable according to the terms of the Note.

IX.  OBLIGATIONS UPON TERMINATION.

     A.   Obligations of CM.

          Termination shall operate as a cancellation of this Agreement and all rights associated herewith. Notwithstanding the foregoing, following the termination, CM shall continue to honor the warranty on its products and will fulfill commitments made by it prior to the termination.

     B.   Obligations of IEC.

          1. Upon Termination, this Agreement and all rights granted hereunder to IEC shall forthwith terminate and IEC shall immediately and permanently cease to use, in any manner whatsoever, any CM trademarks, service marks, or other Proprietary marks. This obligation shall include but is not limited to, the following:

               a. IEC shall not display any of the CM proprietary marks, and shall remove all such marks from its physical premises.

               b. IEC shall cease answering its telephone with "Curtis Mathes Parts and Service," or any variation thereof which utilizes the Curtis Mathes name.

               c. IEC shall cease any activity that may tend to indicate that it is still a CM Authorized Service Center or CM's Warranty Service Administrator.

          2. IEC shall continue to perform its pending CM warranty and service obligations to its customers.

          3. IEC shall thereafter refer to CM for service and repair information all customers with servicing needs on CM products.

X. RESTRUCTURE OF IEC. IEC agrees to give CM immediate notice in writing:

     A. Of any transaction or occurrence which materially alters or affects IEC's ownership; and

     B. Of any transaction or occurrence that would materially reduce or impair the financial ability of IEC to discharge its obligations under this Agreement.

XI. RELATIONSHIP OF PARTIES. The relationship between CM and IEC during the term of this AGREEMENT shall be that of independent contractor.
None   of  the  parties  to  this  Agreement  are  the  agent  or  legal representative of the other for any purpose whatsoever and are not granted by the terms or execution of this Agreement or otherwise any express or implied right or authority to assume or create any obligation or responsibility on behalf of or in the name of the other, or to bind one another in any manner or thing whatsoever.
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XII. ASSIGNMENT.    IEC  shall  not  transfer  nor assign nor attempt to
transfer or assign this Agreement or any right or obligation hereunder without the prior written consent of CM and WRC.

XIII. SEVERABILITY. If any provision of this Agreement is deemed to be invalid or unenforceable or is prohibited by the laws of the state or place where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall not be operative in such state or place and shall not be part of the consideration moving from either party to the other. The remaining provisions of this Agreement, however, shall be valid and binding and of like effect as though the unenforceable provisions were not included herein.

XIV. NO IMPLIED WAIVER. The failure of any party at any time to require performance by any of the other parties of any provision hereof shall in no way affect the full right to require such performance at any time thereafter. Nor shall the waiver by any party of a breach of any provision hereof constitute a waiver of any succeeding breach of the same or any other such provision nor constitute a waiver of the provision itself.

XV. NOTICES. Any notice required to be given by any party to any of the other parties under or in connection with this Agreement shall be in writing and delivered personally or by certified mail, return receipt requested. Notices to the parties shall be directed to their representatives at the addresses shown above. Such notices shall be deemed received by the party to whom sent at the time personally delivered or on the third day following the mailing of same per the United States Postal service, certified mail, return receipt requested, in a properly addressed and stamped envelope. Any party may change the address for the purpose of this paragraph by giving the other parties written notice of the new address.

XVI. APPLICABLE LAW. All transactions between the parties shall be deemed to take place in the State of Texas, County of Dallas. The parties acknowledge that all questions of construction, interpretation and performance of this agreement and any amendments and supplements hereto shall be governed by the laws of the State of Texas.

     IN WITNESS WHEREOF, CM, WRC, and IEC have executed this Agreement as of May 10, 1996.

CURTIS MATHES CORPORATION     INMAN'S CORPORATION d/b/a
                              INMAN'S ELECTRONICS & SATELLITE
                              COMPANY

By: /s/ Pat Custer            By: /s/ Wade Gaylor
     Patrick A. Custer,            Wade Gaylor, President
     President

WARRANTY REPAIR CORPORATION

By: /s/ Pat Custer
     Patrick A. Custer,
     President
                               EXHIBIT "A"

(Specified service equipment, test equipment, and test jigs consigned to IEC)